Exhibit 99.2

Long Fortune Valley Tourism International Limited
Condensed Consolidated Financial Statements
Three and six months ended June 30, 2010 and 2009

CONTENTS	PAGE(S)

CONDENSED CONSOLIDATED BALANCE SHEETS	2

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	3

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY	4

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS	5

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	6- 14

Long Fortune Valley Tourism International Limited
Condensed Consolidated Balance Sheets

(US$ amounts expressed in thousands)	June 30, 2010	December 31, 2009
	(Unaudited)	(Audited)

ASSETS
Current Assets:
Cash and cash equivalents	$308	$1,076
Receivables, net of allowance for doubtful accounts	1,274	508
Amounts due from related parties	11,248	4,778
Short term prepaid rent	24	24
Total current assets	12,854	6,386
Property, plant and equipment, net of accumulated depreciation	11,435	9,925
Land occupancy rights	319	71
Long term prepaid rent	173	179
Long term investment	297
Total assets	$25,078	$16,561
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$336	$737
Accrued expenses and other liabilities	76	76
Short-term loans	8,246	2,490
Amounts due to related parties	386	-
Total current liabilities	9,044	3,303
Shareholders’ equity:
Share capital - $1 par value, authorized 50,000 shares; issued 1,000 shares	1	1
Additional paid in capital	967	967
Accumulated other comprehensive income	550	472
Retained earnings	14,516	11,818
Total shareholders’ equity	16,034	13,258
Total liabilities and shareholders' equity	$25,078	$16,561

See accompanying notes to condensed consolidated financial statements.

Long Fortune Valley Tourism International Limited
Condensed Consolidated Statements of Operations

	Three months ended		Six months ended
	June 30,		June 30,
(US$ amounts expressed in thousands)	(unaudited)		(unaudited)
	2010	2009	2010	2009

Revenues	$3,318	$3,266	$4,694	$4,710
Costs and expenses	(913)	(877)	(1,605)	(1,436)
Operating income	2,405	2,389	3,089	3,274
Other income (Expense)	(45)	7	(98)	7
Income before income taxes	2,360	2,396	2,991	3,281
Income tax expense	(211)	(345)	(293)	(345)
Net income	$2,149	$2,051	$2,698	$2,936

Other comprehensive income - Foreign Translation Adjustment	82	5	78	13
Comprehensive income	$2,231	$2,056	$2,776	$2,949

See accompanying notes to condensed consolidated financial statements.

Long Fortune Valley Tourism International Limited
Condensed Consolidated Statements of Stockholders’ Equity
(US$ amounts expressed in thousands)	Share Capital	Additional paid in capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Equity
Balances at Dec 31, 2009	$1	$967	$11,818	$472	$13,258
Net income			2,698		2,698
Translation adjustments				78	78
Balances at June 30, 2010	$1	$967	$14,516	$550	$16,034

See accompanying notes to condensed consolidated financial statements.

Long Fortune Valley Tourism International Limited
Condensed Consolidated Statements of Cash Flows

(US$ amounts expressed in thousands)	2010	2009

Cash flows from operating activities:
Net income	2,698	$2,936
Depreciation expense	355	359
Amortization expense	2	2
(Increase)/decrease in other receivable	(766)	(361)
Increase/(decrease) in due to related parties	386
Increase/(decrease) in accounts payable	(586)	(5)
Increase/(decrease) in accrued expenses and other liabilities		(27)
Net cash provided by operating activities	2,089	2,904

Cash flows from investing activities:
Cash paid for purchase of fixed assets and intangible assets	(1,919)	(1,169)
Long term investment	(297)
Amounts due from related parties	(6,470)
Net cash used in investing activities	(8,686)	(1,169)

Cash flows from financing activities:
Proceeds from loans	5,757	439
Cash paid for reduction of capital		(1,271)
Debt repayments
Net cash provided by (used in) financing activities	5,757	(832)

Effect of foreign exchange rate changes	72	11

Net increase (decrease) in cash and cash equivalents	(768)	914
Cash and cash equivalents at beginning of period	1,076	57
Cash and cash equivalents at end of period	308	$971

Supplemental information:
Income taxes paid	293	$345
Interest paid	135	$14

See accompanying notes to condensed consolidated financial statements.

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

1. Organization and nature of operations

Organization
Long Fortune Valley Tourism International Limited (the “Company”) was incorporated on December 9, 2009 as an exempted company limited by shares in the Cayman Islands.  The Company is an investment holding company.  Its registered office is located at the offices of Harneys Services (Cayman) Limited, 4th Floor, Genesis Building, 13 Genesis Close, P.O. Box 10240, Grand Cayman, Cayman Islands, KY1-1002.  The Company’s principal subsidiary, Shandong Longkong Travel Development Co., Ltd. (“Longkong”), operates its business in Linyi City, Yishui County, Shandong Province, PRC.

Pursuant to a group reorganization (the “Reorganization”) to rationalize the structure of the Company and its subsidiaries (hereinafter, collectively referred to as the “Group”) in preparation for the proposed listing of the Company’s shares, the Company acquired all the equity interests of the subsidiaries from its ultimate shareholders, thereby becoming the holding company of the subsidiaries comprising the Group after the Reorganization.  The Group resulting from the Reorganization is regarded as a continuing entity as the Group is ultimately controlled by the same parties both before and after the Reorganization.  Accordingly, the condensed consolidated balance sheets at June 30, 2009 and 2010 have been prepared using the principles of merger accounting.  The condensed consolidated statements of operations, condensed statements of stockholder’s equity and condensed statements of cash flows for the six months ended June 30, 2009 and 2010 have been prepared on a combined basis as if the current structure had been in existence throughout the respective six months ended June 30, 2009 and 2010.

As of June 30, 2010, the Company holds 100% of the equity interests in Rich Valley Capital Holdings Limited, a company incorporated in the British Virgin Islands, which holds 100% of the equity interests in Long Fortune Valley Tourism International Limited, a company incorporated in Hong Kong, which holds 100% of the equity interests in Longkong.  The following is an organizational chart of the Group as of June 30, 2010:

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

Nature of operations
The business scope of Longkong is tourism development.  The key business project is a cave named the “Underground Grand Canyon” that is located in Linyi City, Yishui County, Shandong Province, PRC.  In April 2004,Longkong signed a contract with the local government regarding the development and management of the “Underground Grand Canyon” from April 2, 2004 to October 15, 2062.

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

2. Significant accounting policies

Basis of presentation
The consolidated financial statements of the Group have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

Basis of consolidation
The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Cash and cash equivalents
Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less.

Allowance for doubtful accounts
The Group provides an allowance for doubtful accounts equal to the amount of estimated uncollectible accounts.  The Group’s estimates are based on historical collection experience and a review of the current status of accounts receivable and advances to suppliers.  It is reasonably possible that the Group’s estimate of the allowances for doubtful accounts will change.  Accounts receivable and advances to suppliers are presented net of the allowance for doubtful accounts.

Property, plant and equipment, net
Property, plant and equipment are recorded at cost and are stated net of accumulated depreciation.  Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets, taking into account the estimated residual value.  The estimated useful lives are as follows:

Building	20 years
Machinery and equipment	10 years
Motor vehicle	5 years
Office equipment	5 years

Maintenance and repairs are charged directly to expense as incurred, whereas betterments and renewals are generally capitalized in their respective property accounts.  When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized and reflected in current operations.  For all periods presented in the statement of operations and comprehensive income, certain labor charges normally capitalized were charged to operating expenses as the Group was unable to adequately separate these costs.

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

2.  Significant accounting policies -continued

Construction in progress

Construction in progress represents property and equipment under construction.  No depreciation is recorded in respect of construction in progress.  Construction in progress is transferred to property and equipment, and depreciation of the asset commences, when the asset has been substantially completed and is ready for its intended use.

Land use right, net
Land use right is recorded at cost less accumulated amortization.  Amortization is provided over the term of the land use right agreement on a straight-line basis over the term of the agreement, which is 30 years.

Impairment of long-lived assets
The carrying values of the Group’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable.  When such an event occurs, the Group projects the undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset.  If projections indicate that the carrying value of the long-lived asset will not be recovered, the carrying value is reduced by the estimated excess of the carrying value over the projected discounted cash flows.

Revenue Recognition
The Group recognizes revenue when it is realized and earned.  The Group considers revenue realized and earned when (1) it has persuasive evidence of an arrangement, (2) service has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured.

Operating leases
Leases in which substantially all the rewards and risks of ownership of the asset remain with the lessor are accounted for as operating leases.  Payments made under operating leases are charged to the statements of operations on a straight-line basis over the shorter of the lease term or estimated useful life.
Foreign currency transactions and translation
The Company uses the U.S. dollar as its functional currency and Renminbi (“RMB”), the national currency of China, as the functional currency of Longkong.

Longkong translates assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date, and the consolidated statements of operations are translated at average rates during the reporting periods.  Adjustments resulting from the translation of financial statements from RMB into U.S. dollars are recorded in shareholders’ equity as part of accumulated other comprehensive income/(loss).  Gains or losses resulting from transactions in currencies other than RMB are reflected in income for the reporting periods.

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

2. Significant accounting policies –continued

Fair value
When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact business and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.  The Group uses the following three levels of inputs in determining the fair value of the Group’s assets and liabilities, focusing on the most observable inputs when available:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Group did not have any financial assets and liabilities or nonfinancial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2010.

Fair value of financial instruments
The Group’s financial instruments consist primarily of cash and cash equivalents and short-term borrowings.  The fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short-term maturity of these instruments.

Income taxes
Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, net of operating loss carry forwards and credits, by applying enacted statutory tax rates applicable to future years.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Financial Interpretation (FIN) 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB 109 (“FIN 48”). The Group adopted the provisions of FIN 48, which did not have a material impact on its operating results, financial position or cash flows.

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

2. Significant accounting policies –continued

Advertising costs
The Group expenses advertising costs as incurred.  Total advertising expenses were US$264 and US$239 during the six months ended June 30, 2009 and 2010, respectively, and have been included as part of Costs and expenses.

Comprehensive income
Comprehensive income includes net income and foreign currency translation adjustments.  Comprehensive income is reported as a component of the consolidated statements of shareholders’ equity.

Recent Accounting Pronouncements adopted
In June 2009, the FASB issued the Accounting Standards Codification (“Codification”).  Effective July 1, 2009, the Codification is the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with US GAAP.  The Codification is intended to reorganize, rather than change, existing US GAAP.  Accordingly, all references to currently existing US GAAP have been removed and have been replaced with plain English explanations of the Group’s accounting policies.  The adoption of the Codification did not have a material impact on the Group’s financial position or results of operations.

In May 2009, the FASB revised the authoritative guidance for subsequent events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  This guidance was effective for financial statements issued for interim and annual reporting periods ending after June 15, 2009.  We adopted this guidance for the period ended June 30, 2009, and have provided the disclosures required for the period ended June 30, 2010.

Recent Accounting Pronouncements not yet adopted
In October 2009, the FASB issued Update No. 2009-13, which amends the Revenue Recognition topic of the Codification.  This update provides amendments to the criteria in Subtopic 605-25 of the Codification for separating consideration in multiple-deliverable arrangements.  As a result of those amendments, multiple-deliverable arrangements will be separated in more circumstances than under existing US GAAP.  The amendments establish a selling price hierarchy for determining the selling price of a deliverable and will replace the term fair value in the revenue allocation guidance with selling price to clarify that the allocation of revenue is based on entity-specific assumptions rather than assumptions of a marketplace participant.  The amendments will also eliminate the residual method of allocation and require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and will require that a vendor determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis.  These amendments will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted.  We are currently evaluating the impact that the adoption of this update might have on our results of operations and financial condition.

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

3. Property, plant and equipment, net
Property, plant and equipment consisted of the following:

	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)

Building	$10,215	$10,141
Machinery and equipment	556	527
Motor vehicle	844	832
Office equipment	141	128
	11,756	11,628
Less: Accumulated depreciation	(2,691)	(2,336)
Property, plant and equipment, net	9,065	9,292
Construction in progress	2,370	633
	$11,435	$9,925

4. Land occupancy rights

	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)

Land occupancy rights	$328	$78
Less: Accumulated amortization	(9)	(7)
Land occupancy rights, net	$319	$71

5. Long term investment
During the six months ended June 30, 2010, Longkong acquired a less than 1% interest in Yishui Rural Credit Cooperative (“Yishui Credit”), which is a financial institution located in Yishui County, Shandong Province.  Because the Group owns a less than 1% interest and has no representation on Yishui Credit’s board of directors, the Group’s management concluded that the Group could not exercise significant influence over the operating and financial policies of Yishui Credit.  Accordingly, the cost method is used to account for the investment.

6. Short-term loans
The following table reflects the balance of short-term loans at June 30, 2010 and December 31, 2009:

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

	Maturity date	Interest rate	As of June 30, 2010 (unaudited)	As of December 31, 2009 (audited)
Industrial and Commercial Bank of China Yishui Branch	04/28/2010	7.97%	--	293
Bank of China Yishui Branch	10/27/2010	5.38%	2,209	2,197
Industrial and Commercial Bank of China Yishui Branch	09/14/2010	6.37%	295	--
Industrial and Commercial Bank of China Yishui Branch	10/15/2010	5.83%	735	--
Industrial and Commercial Bank of China Yishui Branch	07/25/2010	5.83%	735	--
Bank of Linshang	05/28/2011	7.97%	735	--
Yishui Rural Credit Cooperative	04/26/2011	11.15%	442	--
Yishui Rural Credit Cooperative	04/26/2012	5.31%	295	--
Yishui Rural Credit Cooperative	05/20/2011	10.62%	1,474	--
Yishui Rural Credit Cooperative	01/08/2012	10.62%	442	--
Yishui Rural Credit Cooperative	04/20/2011	10.62%	884	--
			8,246	2,490

The weighted average interest rate for short-term loans as of June 30, 2010 and December 31, 2009 was 7.81% and 5.68%, respectively.

As of June 30, 2010, the short-term loans are secured by guarantees provided by related parties, as well as the pledge by Longkong of its operation fee charging rights and its interest in real property.  Refer to Note 8 - Related-party transactions.

7. Income tax
Cayman and BVI

Under the current laws of the Cayman Islands and the British Virgin Islands, the members of the Group that are incorporated in the Cayman Islands and the British Virgin Islands are not subject to income taxes.

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

PRC

The local competent tax authorities collect enterprise tax from Longkong through verification collection.  According to PRC law, if an enterprise satisfies certain conditions it may be eligible to pay its enterprise tax through verification collection.  Conditions include: (i) the enterprise is not required to establish accounting books under relevant laws and administrative regulations; (ii) the enterprise is required to establish accounting books under relevant laws and administrative regulations but fails to do so; (iii) the enterprise illegally destroys the accounting books or refuses to provide tax paying references; (iv) the enterprise has established accounting books but it is difficult to audit such books because the accounts are in disorder or the cost references, income vouchers and expenditure vouchers are incomplete; (v) the enterprise fails to file a tax return for a tax obligation within the prescribed time limit and refuses to file a tax return even after the taxing authority orders it to do so within a time limit; or (vi) the enterprise reports an obviously low tax basis without any justifiable reason.  Upon the satisfaction of these conditions, the taxing authorities, on the basis of the circumstance of a taxpayer subject to verification collection, verify the enterprise’s taxable income rate or income tax liability.  The taxing authorities may verify the enterprise income tax to be collected through the following approaches: (i) by referring to the tax burden on local taxpayers in the same or similar industry and with approximate business scale and income level; (ii) by referring to the amount of taxable income or the amount of costs and expenses; (iii) on the basis of calculation and inference or measurement of consumed raw materials, fuel, energy, etc.; or (iv) through other reasonable approaches.  Longkong has obtained receipts from the local competent tax authorities indicating that it has paid all taxes in full for the six months ended June 30, 2010 and 2009.

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

8. Related-party transactions
(1)           Outstanding balances with related parties are as follows:

	Relationship	Amounts due from related parties		Amounts due to related parties
		June 30,	December 31,	June 30,	December 31,
		2010	2009	2010	2009
		(Unaudited)	(Audited)	(Unaudited)	(Audited)
		US$	US$	US$	US$

Mr. Zhang Shanjiu	Director – Note 8(a)	-	-	359	-

Mr. Yu Xinbo	Director – Note 8(b)	-	-	27	-

Yishui Underground Fluorescent Lake Travel Development Co., Ltd.	Controlled by Mr. Zhang Shanjiu’s immediate family- Note 8(c)	5,209	4,778	-	-
Yishui Yinhe Travel Development Co., Ltd.	Mr. Zhang Shanjiu, as an investor, has significant influence over the entity- Note 8(d)	6,039	-	-	-
		11,248	4,778	386	-

As of June 30, 2010, all related parties balances were non-interest bearing and unsecured.

As of June 30, 2009, amounts due from related parties were unsecured and carried interest rates between 5.38% and 9.6% per annum.

Notes:
a.
Includes an advance of approximately $248,000 to purchase land occupancy rights.  The remaining balance was used for general corporate purposes.  The parties did not execute a written agreement with respect to these loans, which are interest-free, and there is no formal due date for repayment.

b.	The amount was used for general corporate purposes. The parties did not execute a written agreement with respect to this loan, which is interest-free, and there is no formal due date for repayment.
c.	The details of loans to Yishui Underground Fluorescent Lake Travel Development Co., Ltd. at June 30,2010 are:

Date of loan	Due date	Interest	Amount
11/30/09	11/29/10	free of interest	1,767
11/27/09	10/27/10	free of interest	2,209

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

Date of loan	Due date	Interest	Amount

12/16/09	12/15/10	free of interest	828
01/08/10	01/07/11	free of interest	1
01/09/10	01/08/11	free of interest	2
02/03/10	02/02/11	free of interest	23
03/02/10	03/01/11	free of interest	74
03/31/10	03/30/11	free of interest	10
04/01/10	03/31/11	free of interest	12
04/02/10	04/01/11	free of interest	15
04/03/10	04/02/11	free of interest	25
04/11/10	04/10/11	free of interest	7
04/12/10	04/11/11	free of interest	22
04/13/10	04/12/11	free of interest	7
04/23/10	04/22/11	free of interest	59
04/26/10	04/25/11	free of interest	148
			5,209

Longkong generally executes written agreements with Fluorescent Lake, unless the dollar amount of the loan is less than $150,000.  These loan agreements provide that the loans are interest free and are due within 12 months of the date of the loan.  Periodic payments of principal are not required with respect to these loans.

d.	The details of loans to Yishui Yinhe Travel Development Co., Ltd. (“Yinhe Travel”) at June 30,2010 are:

Date of loan	Due date	Interest	Amount
01/05/10	12/31/10	free of interest	456
01/09/10	12/31/10	free of interest	147
01/11/10	12/31/10	free of interest	383
04/22/10	04/21/11	free of interest	442
04/23/10	04/21/11	free of interest	427
05/07/10	05/06/11	free of interest	147
05/14/10	05/13/11	free of interest	1,399
05/02/10	05/21/11	free of interest	767
05/29/10	05/28/11	free of interest	1,473
06/05/10	06/04/11	free of interest	147
06/07/10	06/06/11	free of interest	196
06/09/10	06/09/11	free of interest	55
			6,039

Longkong generally executes written agreements with Yinhe Travel, which provide that the loans are interest free and are due within 12 months of the date of the loan.  Periodic payments of principal are not required with respect to these loans.

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

(2)           Guarantee
The following table lists details of related-party guarantees pursuant to which a related party has executed a Guarantee Contract with Longkong and the creditor to guarantee loans of Longkong:

Creditor	Guarantor	Relationship	Date of commencement of Guarantee	Date of termination of Guarantee	Due Date of Loan	Loan amount (US$)

Industrial and Commercial Bank of China Yishui branch	Zhang Shanjiu and Chen Rongxia (spouse of Zhang Shanjiu)	Director	05/11/2010	10/16/2010	10/15/2010	1,473
Bank of China Yishui branch	Yishui Yinhe Travel Development Co., Ltd.	Mr. Zhang Shanjiu, as an investor, has significant influence over the entity	11/17/2009	11/17/2012	10/27/2010	2,209
Bank of China Yishui branch	Junan Tianma Island Travel Development Co., Ltd.	Controlled by Zhang Shanjiu	11/17/2009	11/17/2012	10/27/2010	2,209
Bank of China Yishui branch	Zhang Shanjiu	Director	11/17/2009	11/17/2012	10/27/2010	2,209
Yishui Rural Credit Cooperative	Chen Rongguang	Director	01/09/2010	01/30/2011	01/08/2011	177
Yishui Rural Credit Cooperative	Zhang Shanjiu	Director	01/09/2010	01/08/2011	01/08/2011	265
Yishui Rural Credit Cooperative	Zhang Shanjiu	Director	01/09/2010	01/08/2011	01/08/2011	177
Yishui Rural Credit Cooperative	Zhang Shanjiu	Director	04/21/2010	04/20/2011	04/20/2011	884
Yishui Rural Credit Cooperative	Junan Tianma Island Travel Development Co., Ltd.	Controlled by Zhang Shanjiu	05/21/2010	04/26/2011	04/26/2011	736

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

Creditor	Guarantor	Relationship	Date of commencement of Guarantee	Date of termination of Guarantee	Due Date of Loan	Loan amount (US$)

Yishui Rural Credit Cooperative	Zhang Shanjiu	Director	05/21/2010	04/26/2011	04/26/2011	736
Yishui Rural Credit Cooperative	Yishui Underground Fluorescent Lake Travel Development Co., Ltd.	Controlled by Mr. Zhang Shanjiu’s immediate family	05/21/2010	04/26/2011	04/26/2011	736
Yishui Rural Credit Cooperative	Zhang Shanjiu	Director	05/24/2010	05/20/2011	05/20/2011	1,473

Pursuant to the Guarantee Contract, dated March 14, 2008, between Longkong and the Agricultural Development Bank of China, Junan Branch, Longkong has guaranteed a loan of Junan Tianma Island Travel Development Co., Ltd. (“Tianma Island”), a company controlled by Zhang Shanjiu, a director of the Company.  The loan bears interest at a rate of 7.83% per annum and is due March 13, 2014.  Periodic payments of $736,000, $1.2 million, $1.5 million and $1.8 million are due by Tianma Island on March 13, 2011, March 13, 2012, March 13, 2013 and March 13, 2014, respectively.  The balance due of the loan at June 30, 2010 was $5.2 million.

9. Commitments
Operating Lease
The Group conducts significant operations from leased lands.  The terms of substantially all of these leases are ten years or more.  Future minimum lease payments at June 30, 2010, by year and in the aggregate, under all non-cancelable operating leases are as follows:

Years ending Dec 31:	Continuing operations
2010	$10
2011	20
2012	20
2013	20
2014	20
Thereafter	603
$693

Capital commitment
US$

Capital commitment for purchase of property and equipment	324
324

Long Fortune Valley Tourism International Limited
Notes to Condensed Consolidated Financial Statements
(US$ amounts expressed in thousands)

10. Subsequent events

On August 23, 2010, Longkong changed its name to Shandong Longkong Travel Management Co., Ltd.

The following table lists the details of additional loans obtained by the Group since June 30, 2010:

Creditor	Loan Amount	Date of loan	Due date	Interest
China Construction Bank Yishui branch	884	07/25/2010	07/24/2011	5.84%
China Construction Bank Yishui branch	589	08/02/2010	08/01/2011	5.84%
Industrial and Commercial Bank of China Yishui branch	1,031	09/21/2010	08/20/2011	6.37%

On October 6, 2010, the Company entered into a Share Exchange Agreement with its shareholders, BTHC XV, Inc. (“BTHC”) and BTHC’s principal shareholder.  Pursuant to the terms of the Share Exchange Agreement, BTHC agreed to acquire all of the issued and outstanding shares of the Company from the Company’s shareholders in exchange for the issuance by BTHC to the Company’s shareholders of an aggregate of 17,185,177 newly-issued shares of BTHC’s common stock, which, upon completion of the transactions contemplated by the Share Exchange Agreement, will constitute approximately 95% of the entity’s issued and outstanding shares of common stock.  Upon consummation of the share exchange, the Company will become a wholly-owned subsidiary of BTHC.

On October 22, 2010, BTHC and BTHC’s principal shareholder received a letter from counsel (“Greentree Letter”) to Greentree Financial Group, Inc. (“Greentree”), in which it was alleged that the Company breached the Exclusive Service Agreement, dated September 1, 2010, between the Company and Greentree (the “Service Agreement”) and that BTHC and BTHC’s principal shareholder facilitated the Company’s alleged breach of the Service Agreement.  The Service Agreement purportedly provides that Greentree was engaged by the Company to provide certain financial advisory services, including, among others: (i) advising and assisting the Company with redesigning its capital structure, consistent with US GAAP and usual and customary business practices for companies similar to the Company; (ii) advising and assisting the Company in the conversion of its financial reporting systems to a format that is consistent with US GAAP; (iii) assisting the Company in evaluating prospective merger candidates, including due diligence; (iv) assisting in the preparation of English language closing documents in connection with a proposed reverse takeover transaction (“RTO”), including filings with the SEC; (v) assisting in the preparation and filing of registration statements with the SEC; (vi) assisting in the preparation of corporate governance documents and a NASDAQ listing application; and (vii) providing management training to the Company’s senior management with respect to usual and customary practices for U.S. companies with business plans similar to the Company’s business plan.  In consideration of the financial advisory services to be performed by Greentree, the Service Agreement purportedly provides that the Company would pay to Greentree: (i) $25,000 in cash; (ii) 500,000 shares of common stock of the proposed public company (based on an assumed capital structure of 7,500,000 shares issued and outstanding following the closing of the RTO); and (iii) warrants to purchase 200,000 shares of the proposed public company’s common stock.  The Service Agreement provides that the warrants: (i) are to be exercisable for a period of 18 months following the closing of the RTO; (ii) have an exercise price of $2.00 per share; (iii) would not be redeemable by the proposed public company; (iv) would contain registration rights; and (v) would contain anti-dilution and price protection provisions for 18 months following the closing of the RTO.  With respect to any shares that may be issuable to Greentree, the Service Agreement purportedly provides that the shares would be anti-dilutive for a period of 18 months and that to the extent more than 10,000,000 shares are issued, additional shares would be issued to Greentree to bring Greentree’s ownership up to 5% ownership in the proposed public company.  The Service Agreement contains a one year term, subject to extension upon mutual written agreement of the Company and Greentree, and may be terminated by the Company prior to the expiration of the term upon 45 days’ written notice.  In addition, the Service Agreement purportedly provides that if Company were to terminate the Service Agreement prior to the expiration of the term, Greentree would be entitled to the fee set forth above, except that the proposed public company would not be required to issue to Greentree 125,000 of the 500,000 shares of common stock.

In the Greentree Letter, Greentree has demanded: (i) 5% of BTHC’s issued and outstanding shares of common stock, subject to anti-dilution provisions; (ii) warrants to purchase 200,000 shares of BTHC’s common stock at an exercise price of $2.00 per share, exercisable for three years; and (iii) the reimbursement and payment of all past, current and future out-of-pocket expenses, including, but not limited to, legal fees.

The Company, BTHC and BTHC’s principal shareholder are in the process of evaluating the merits of the claims contained in the Greentree Letter.  To the Company’s, BTHC’s and BTHC’s principal shareholder’s knowledge, no formal legal action has been taken by Greentree as of this date.  If any such legal action is commenced by Greentree, there can be no assurance that the Company, BTHC and BTHC’s principal shareholder will be successful in such action.